Exhibit 21
Subsidiaries of Radian Group Inc.

RDN Investments, Inc. (Delaware domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Mortgage Guaranty Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Reinsurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Mortgage Reinsurance Company (Vermont domiciled wholly owned subsidiary of Radian Group Inc.)
Radian MI Services Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Insurance Services LLC (Pennsylvania domiciled wholly owned subsidiary of Radian MI Services Inc.)
Radian Advisors LLC (Pennsylvania domiciled wholly owned subsidiary of Radian MI Services Inc.)
Radian Investor Surety Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian MI Services Inc.)
Radian Consulting Services LLC (Pennsylvania domiciled wholly owned subsidiary of Radian MI Services Inc.)
Enhance Financial Services Group Inc. (New York domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Guaranty Reinsurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Enhance Financial Services Group)
Enhance C-BASS Residual Finance Corporation (Delaware domiciled wholly owned subsidiary of Radian Guaranty
Reinsurance Inc.)
Residual Interest Investments LP (Delaware domiciled subsidiary owned 99.2% by Radian Guaranty Reinsurance
Inc. and 0.8% by Enhance C-BASS Residual Finance Corporation)
Lottery Receivables Series 1998A Corporation (Delaware domiciled wholly owned subsidiary of Enhance Financial Services
Group Inc.)
Radian Guaranty Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Mortgage Assurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Radian Insurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Radian Mortgage Insurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Radian Mortgage Services (Hong Kong) Ltd. (Hong Kong domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Radian Clayton Holdings Inc. (Delaware domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Services LLC (Delaware domiciled wholly owned subsidiary of Radian Clayton Holdings Inc.)
Clayton Holdings LLC (Delaware domiciled wholly owned subsidiary of Radian Clayton Holdings Inc.)
Clayton Fixed Income Services (Delaware domiciled wholly owned subsidiary of Clayton Holdings LLC)
Clayton Holdings UK, Ltd. (United Kingdom domiciled wholly owned subsidiary of Clayton Holdings LLC)
Clayton Euro Risk, Ltd. (United Kingdom domiciled wholly owned subsidiary of Clayton Holdings UK,
Ltd.)
Clayton Services LLC (Delaware domiciled wholly owned subsidiary of Clayton Holdings LLC)
Clayton Support Services LLC (Delaware domiciled wholly owned subsidiary of Clayton Services LLC)
First Madison Services LLC (Delaware domiciled wholly owned subsidiary of Clayton Services LLC)
Value America Holdings LLC (Delaware domiciled wholly owned subsidiary of First
Madison Services LLC)
ValuAmerica, Inc. (Pennsylvania domiciled wholly owned subsidiary of Value
America Holdings LLC)
ValuAmerica Consulting LLC (Pennsylvania domiciled wholly owned subsidiary of ValuAmerica, Inc.)
ValuAmerica of Alabama LLC (Alabama domiciled
wholly owned subsidiary of ValuAmerica Consulting LLC)
Red Bell Real Estate, LLC (Delaware domiciled wholly owned subsidiary of First Madison
Services LLC)
Red Bell Real Estate, Inc. (California domiciled wholly owned subsidiary of Red Bell
Real Estate, LLC
Red Bell Ohio, LLC (Ohio domiciled wholly owned subsidiary of Red Bell Real Estate, LLC
Main Street Valuations, LLC (Delaware domiciled wholly owned subsidiary of First Madison
Services LLC)
BPO Fulfillment, LLC (Delaware domiciled wholly owned subsidiary of Main
Street Valuations, LLC)
Green River Capital, LLC (Delaware domiciled wholly owned subsidiary of First Madison
Services LLC)
GR Financial LLC (Utah domiciled wholly owned subsidiary of Green River Capital,
LLC)
Home Match LLC